Exhibit 21.1
                                                               ------------



                        SUBSIDIARIES OF CHEVRON CORPORATION*
                                At December 31, 1999
                       -------------------------------------

      Name of Subsidiary                                    State or Country
      (Reported by Principal Area of Operation)             in Which Organized
     -----------------------------------------              ------------------
      United States
     --------------
      Chevron U.S.A. Inc.                                   Pennsylvania
         Principal Divisions:
             Chevron U.S.A. Production Company
             Chevron Products Company
         Limited Liability Company:
             Chevron Chemical Company LLC                   Delaware
         Other subsidiaries:
             Chevron Capital U.S.A. Inc.                    Delaware
             Chevron Oil Finance Company                    Delaware
      Chevron Capital Corporation                           Delaware
      Chevron Pipe Line Company                             Delaware
      The Pittsburg & Midway Coal Mining Co.                Missouri

      International
     --------------
      Chevron Overseas Petroleum Inc.                       Delaware
          Bermaco Insurance Company Limited                 Bermuda
          Cabinda Gulf Oil Company Limited                  Bermuda
          Chevron Asiatic Limited                           Delaware
          Chevron U.K. Limited                              United Kingdom
          Chevron International Limited                     Liberia
             Chevron Niugini Limited                        Papua New Guinea
             Chevron Transport Corporation Limited          Bermuda
          Chevron Standard Limited                          Delaware
             Chevron Canada Resources Limited               Canada
             Chevron Canada Finance Limited                 Canada
      Chevron Canada Limited                                Canada
      Chevron Nigeria Limited                               Nigeria


* All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1999.

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